UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2013

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, PA	16066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers

(b)	On August 28, 2013, the Board accepted the retirement of Dennis L. Zeitler from his position of Senior Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Zeitler will continue to serve as Senior Vice President and Special Advisor to the CEO. The Board also changed the title of Joseph A. Bigler from Vice President, President of MSA North America to Vice President and Chief Customer Officer of the Company.

(c)	On August 28, 2013, the Board elected Stacy P. McMahan as the Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer) of the Company.

Ms. McMahan, 50, was previously the Senior Vice President-Finance of the Company since December 2012. Prior thereto, she was Vice President-Finance, Customer Channels Group at Thermo Fisher Scientific (manufacturer of analytical instruments) from February 2011 to December 2012 and Vice President-Finance for Johnson & Johnson Healthcare Systems, Inc. (logistics and services for consumer health, medical device and pharmaceutical company) from June 2008 to February 2011.

Ms. McMahan will participate in the Company’s Non-CEO Executive Incentive Plan, Long-Term Incentive Compensation Plan, and Supplemental Savings Plan, each of which is described in the “Compensation Discussion and Analysis” section and elsewhere in the Company’s most recent Proxy Statement dated March 29, 2013, which is incorporated herein by reference.

A copy of the Company’s press releases announcing the matters described above are attached as Exhibits 99.1 and 99.2 to this Form 8-K.

Item 9.01 Financial Statement and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Mine Safety Appliances Company dated September 4, 2013 (Zeitler and McMahan)

99.2	Press Release of Mine Safety Appliances Company dated September 4, 2013 (Bigler)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, MSA has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINE SAFETY APPLIANCES COMPANY

By:	/s/ Douglas K. McClaine
Douglas K. McClaine
Vice President, General Counsel and Secretary

Date: September 4, 2013

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of Mine Safety Appliances Company dated September 4, 2013 (Zeitler and McMahan)

99.2	Press Release of Mine Safety Appliances Company dated September 4, 2013 (Bigler)